EXHIBIT 99.1

Chemours Strongly Refutes Citron Report

WILMINGTON, Del., June 2, 2016 - The Chemours Company (Chemours) (NYSE: CC) strongly refutes the report by Citron Research issued today.

Chemours, a global chemistry company with leading market positions in titanium technologies, fluoroproducts and chemical solutions, was created to build on its fundamental strengths.

Upon becoming an independent company less than one year ago, Chemours immediately launched a five-point transformation plan to improve Adjusted EBITDA by $500 million over 2015 and reduce its leverage ratio to approximately 3 times in 2017. Chemours continues to execute on all aspects of its plan by reducing cost, optimizing its portfolio, growing market positions, refocusing investments and enhancing its organization. The company has taken swift and decisive action under this plan and has already delivered significant cost reductions while strengthening its liquidity position. Chemours is making major investments in key growth initiatives, and continues to progress the strategic review of its Chemical Solutions business.

The company reaffirms its 2016 outlook of Adjusted EBITDA above the 2015 performance, generating modestly positive free cash flow. This includes the expectation of $200 million of cost savings realized in 2016.

Information about Chemours businesses, market positions and financial performance is available on Chemours.com.

About The Chemours Company
The Chemours Company (NYSE: CC) helps create a colorful, capable and cleaner world through the power of chemistry. Chemours is a global leader in titanium technologies, fluoroproducts and chemical solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and oil refining operations and general industrial manufacturing. Our flagship products include prominent brands such as Teflon™, Ti-Pure™, Krytox™, Viton™, Opteon™ and Nafion™. Chemours has approximately 8,100 employees across 35 manufacturing sites serving more than 5,000 customers in North America, Latin America, Asia-Pacific and Europe. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC. For more information please visit chemours.com or follow Chemours on Twitter at @chemours.

Non-GAAP Financial Measures
We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. Free cash flow is defined as Cash from Operations minus cash used for PP&E purchases. The company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses Adjusted EBITDA to evaluate the company’s performance excluding the impact of certain non-cash charges and other special items which we expect to be infrequent in occurrence in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

Accordingly, the company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the company’s financial statements and footnotes contained in the documents that the company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the company in this

EXHIBIT 99.1

press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to materials posted to the website at investors.chemours.com.

Forward-Looking Statements
This press release contains forward-looking statements, which often may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. These forward-looking statements address, among other things, our anticipated future operating and financial performance, business plans and prospects, transformation plans, resolution of environmental liabilities, litigation and other contingencies, plans to increase profitability, our ability to pay or the amount of any dividend, and target leverage that are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. The matters discussed in these forward-looking statements also are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements, as further described in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2015. Chemours undertakes no duty to update any forward-looking statements.
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CONTACTS:

MEDIA:
Alvenia Scarborough
Global Communications Leader
+1.302.773.4507
alvenia.g.scarborough@chemours.com

INVESTORS:
Alisha Bellezza
Treasurer & Director of Investor Relations
+1.302.773.2263
investor@chemours.com